UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2013

ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage
Abilene, Kansas 67410-2832
 (Address of principal executive offices) (Zip Code)

(785) 263-3350
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On May 2, 2013, ALCO Stores, Inc. (the "Company"),  entered into a Lease Agreement (the “Agreement”) (capitalized terms not defined herein have the meaning set forth in the Agreement) with IIT Freeport Office LP (“Landlord”) to lease 43,132 square feet of certain office space located in Coppell, Texas for the Company’s new corporate office headquarters. As disclosed in an 8-K filed by the Company on April 12, 2013, the Company is relocating its corporate headquarters from Abilene, Kansas to Coppell, Texas in June, 2013.
 .
The Agreement is for a term of 94 full calendar months commencing as of the date certain Work on the leased Premises has been substantially completed. However, the Company anticipates to move into the Premises in June, 2013. The monthly payment under the Agreement shall be equal to a Basic Rent plus Additional Rent plus all other sums that may be due and owning from the Company to the Landlord all as set forth in the Agreement.
.
A copy of the Agreement is attached hereto as Exhibit 99.1 as set forth  below in Item 9.01 and incorporated herein by reference. The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the full text of the exhibit.

Item 2.03                      Creation of  a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 7.01                      Regulation FD Disclosure.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 7.01.

Item 9.01.                      Exhibits.

(d) Exhibits

99.1	Lease Agreement between the Company and IIT Freeport Office LP dated May 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2013	ALCO STORES, INC. By: /s/ Richard E. Wilson Richard E. Wilson President and Chief Executive Officer

INDEX TO EXHIBITS

99.1	Lease Agreement between the Company and IIT Freeport Office LP dated May 2, 2013.